UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2006 Action Products International, Inc. (the “Company”) entered into an Licensing Agreement (the “Agreement”) with PorchLight Entertainment (an agent for Kidquest, Inc.), to develop and distribute various lines of toys based on the preschool entertainment series Jay Jay The Jet PlaneTM.

Plans for distribution include specialty toy stores, gift and bookstores, and other notable outlets for quality children’s products. The term of the Agreement is for three years expiring on December 31, 2008 subject to the Company meeting certain minimum sales objectives and royalty requirements.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Exhibits:

Exhibit No.	Description
99.1	Licensing Agreement with PorchLight Entertainment, Inc. dated January 26, 2006*

99.2	Press release, dated January 26, 2006, issued by Action Products International, Inc.

*	Portions of the exhibit or exhibits have been omitted pursuant to a request for confidential treatment and have been separately filed with the Commission under Rule 24b-2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ JOHN R OLIVER
John R Oliver Chief Financial Officer

Date: January 31, 2006

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